Exhibit 99.2

RIVERSTONE NETWORKS REPORTS ON STATUS

OF SEC INVESTIGATION

SANTA CLARA, Calif., February 07, 2006, Riverstone Networks, Inc. (RSTN.PK.), announced today that the Company has been informed that later this week, the Securities and Exchange Commission is scheduled to consider a proposed settlement of the previously announced investigation and anticipated proceedings against Riverstone.

Based upon discussions with the SEC staff, the Company offered to settle the pending investigation by consenting to the entry of an order by the SEC under Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”) that will revoke the registration of the Company’s stock under the Exchange Act. Riverstone proposed this settlement with the understanding that it would conclude all pending SEC matters against the Company. In addition, the Company took into account that it was negotiating a sale of the Company’s assets. A transaction with Lucent Technologies was separately announced today.

Upon entry of the proposed order by the SEC the Company’s stock will no longer be quoted on the “Pink Sheets.”

Safe Harbor Statement

The matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements speak only as of the date hereof and are subject to decisions and schedules of the SEC. The Company assumes no obligation to update or revise these forward-looking statements.

Riverstone Networks Contacts:

Noah D. Mesel	Howard Kalt
Senior Vice President	Kalt Rosen & Co.
and General Counsel	415-397-2686
408-878-6500